SEPARATION AGREEMENT


                  THIS SEPARATION AGREEMENT (the "Agreement") is made and entered into effective as of October 19, 2007 (the "Separation Date"), by and between Momentum Biofuels, Inc., a Colorado corporation formerly known as Tonga Capital Corporation (the "Company") and Stuart C. Cater (the "Executive").


                              W I T N E S S E T H:
                              --------------------

                  WHEREAS, the Executive and the Company are parties to that certain Executive Employment Agreement dated as of April 20, 2007 (the "Employment Agreement"); and

                  WHEREAS,   the  parties  mutually  desire  to  arrange  for  a
separation from the Company and its affiliates and subsidiaries under certain terms; and

                  WHEREAS, in consideration of the mutual promises contained herein, the parties hereto are willing to enter into this Agreement upon the terms and conditions herein set forth.

                  NOW, THEREFORE, in consideration of the premises, the terms and provisions set forth herein, the mutual benefits to be gained by the performance thereof and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

     1. Termination of Employment. Effective as of the Separation Date, the Executive is removed from his position as Chief Financial Officer of the Company. The parties agree that the termination of the Executive's employment is a termination for the convenience of the Company, and is made without Cause pursuant to the Employment Agreement.

     2. Separation Benefits. The Company agrees to pay or provide, and the Executive agrees to accept, the benefits set forth in this Section 2 in consideration for the Executive's service through the Separation Date and the additional consideration provided by the Executive pursuant to this Agreement.

          A. Payment of Severance. The Company agrees to pay the Executive the required severance payment agreed to in the Employment Agreement on the Separation Date. Payment will be $60,000 due upon execution of the Separation Agreement with the remainder due in 12 monthly installments of $7,500 due on the 15th of each month beginning November 15, 2007.

          B. Payment of Expenses. Within 10 days following the Separation Date, the Company will pay to the Executive any outstanding expenses to the extent not already submitted, the Executive agrees to provide documentation in reasonable detail of any reimbursement request.

          C. Vesting of Option. The parties agree that the option to purchase 2,000,000 shares of the Company's common stock ("Common Stock"), as set forth on Exhibit A to the Employment Agreement (the "Option"), is currently exercisable with respect to 375,000 shares of Common Stock. The Option will remain exercisable until April 20, 2012. The parties agree that a separate agreement documenting the complete terms of the Option will be executed contemporaneously herewith in substantially the form attached hereto as Attachment A.

          D. Removal of Lock-Up Restrictions. Effective as of the Separation Date, the Company agrees to waive the lock-up restrictions described in Exhibit A to the Employment Agreement with respect to any and all shares of Common Stock which the Executive has or may acquire in the future.

          E. Registration of Outstanding Shares. The Company agrees to cause all shares of Common Stock currently held by the Executive to be registered on Form SB-2 along with the shares sold in the Company's private placement completed on September 4, 2007.

     3. Mutual Release of Claims.

          A. In consideration of the covenants from the Company to the Executive set forth herein, the receipt and sufficiency of which is hereby acknowledged, Executive, on his behalf and on behalf of his heirs, devisees, legatees, executors, administrators, personal and legal representatives, assigns and successors in interest, hereby IRREVOCABLY, UNCONDITIONALLY AND GENERALLY RELEASES, ACQUITS, AND FOREVER DISCHARGES, to the fullest extent permitted by law, Company and each of Company's divisions, subsidiaries, successors and assigns, agents, or any of them, from any and all charges, complaints, claims, damages, actions, causes of action, suits, rights, demands, grievances, costs, losses, debts, and expenses (including attorneys' fees and costs incurred), of any nature whatsoever arising prior to the Separation Date; provided, however, that nothing contained herein shall operate to release any obligations of Company, its successors or assigns (x) arising under any claims to amounts or benefits described in this Agreement or (y) to defend and indemnify Executive to the maximum extent that directors and officers of corporations are required to be indemnified under Colorado law or the Company's Certificate of Incorporation and Bylaws for all costs of litigation and any judgment or settlement amount paid.

          B. In consideration of the covenants from the Executive to Company set forth herein, the receipt and sufficiency of which is hereby acknowledged, the Company, its assigns and successors in interest, hereby IRREVOCABLY, UNCONDITIONALLY AND GENERALLY RELEASES, ACQUITS, AND FOREVER DISCHARGES, to the fullest extent permitted by law, the Executive, his heirs, devisees, legatees, executors, administrators, personal and legal representatives, or any of them, from any and all charges, complaints, claims, damages, actions, causes of action, suits, rights, demands, grievances, costs, losses, debts, and expenses (including attorneys' fees and costs incurred), of any nature whatsoever arising prior to the Separation Date.

     4. Restrictive Covenants. The Executive acknowledges that all of the remaining covenants set forth in Section 7 of the Employment Agreement are operative and remain in effect in accordance with their terms, including the Agreement contained in Section 7E.

     5. Mutual Nondisparagement; Press Release. The Executive and the Company and its officers and directors agree to refrain from any criticisms or disparaging comments, orally or in writing, about each other or in any way relating to the Executive's employment or separation from employment; provided, however, that nothing in this Agreement shall apply to or restrict in any way the communication of information by the Company or the Executive to any state or federal law enforcement agency or require notice to the Company or the Executive thereof, and neither the Executive nor the Company will be in breach of the covenant contained above solely by reason of testimony which is compelled by process of law. The parties agree that any press release regarding the Executive's separation will be reviewed and approved by both parties prior to distribution.

     6. Indemnification; D&O Insurance. The Company shall indemnify and hold the Executive harmless against judgments, fines, amounts paid in settlement, and reasonable expenses (including attorneys fees) incurred by the Executive in connection with the defense of any action or proceeding in which he is a party by reason of his position as an officer or director of the Company or any affiliated company or entity, so long as the Executive acted in good faith and in a manner the Executive reasonably believed to be in or not opposed to the best interests of the Company, and, with respect to any criminal action or proceeding, Employee had no reasonable cause to believe his conduct was unlawful; provided, however, that such indemnity shall be consistent with Colorado law and with the provisions contained as of the date of this Agreement within the Company's bylaws and charter, or the affiliated company or entity's bylaws or charter, addressing the indemnification of its directors, officers and authorized representatives for actions of the nature described herein. Until the date 6 years following the Separation Date, the Company agrees to maintain reasonable directors and officers liability insurance covering claims incurred in respect of the period during which the Executive was a director or officer of the Company.

     7. Nonassignability. Neither this Agreement nor any right or interest hereunder shall be subject, in any manner, to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance or charge, whether voluntary or involuntary, by operation of law or otherwise, any attempt at such shall be void; provided, that any such benefit shall not in any way be subject to the debts, contract, liabilities, engagements or torts of the Executive, nor shall it be subject to attachment or legal process for or against the Executive.

     8. Entire Agreement; Modification. This Agreement sets forth the entire agreement and understanding of the parties concerning the subject matter hereof, and supersedes all prior agreements, arrangements and understandings relative to that subject matter including, without limitation, the Employment Agreement. No term or provision hereof may be modified or extinguished, in whole or in part, except by a writing which is dated and signed by the parties to this Agreement. No waiver of any of the provisions or conditions of this Agreement or of any of the rights, powers or privileges of a party will be effective or binding unless in writing and signed by the party claimed to have given or consented to such waiver. No representation, promise or inducement has been made to or relied upon by or on behalf of either party concerning the subject matter hereof which is not set forth in this Agreement.

     9. Waiver. No term or condition of this Agreement shall be deemed to have been waived, nor there an estoppel against the enforcement of any provision of this Agreement, except by written instrument of the party charged with such waiver or estoppel.

     10. Notices. All notices or communications hereunder shall be in writing, addressed as follows:

                           To the Company:

                           Momentum Biofuels, Inc.
                           Attn: Chairman of the Board
                           2600 S. Shore Blvd., Suite 100
                           League City, TX 77573

                           To the Executive:

                           Stuart C. Cater
                           14606 Decker Drive
                           Magnolia, TX  77355

All such notices shall be conclusively deemed to be received and shall be effective; (i) if sent by hand delivery, upon receipt, (ii) if sent by telecopy or facsimile transmission, upon confirmation of receipt by the sender of such transmission, or (iii) if sent by registered or certified mail, on the fifth day after the day on which such notice is mailed.

     11. Source of Payments. All cash payments provided in this Agreement will be paid from the general funds of the Company. The Executive's status with respect to amounts owed under this Agreement will be that of a general unsecured creditor of the Company.

     12. Taxes. The Company may withhold from any benefits payable under this Agreement all federal income or employment taxes that will be required pursuant to any law or governmental regulation or ruling. The Executive shall be entitled to receive tax gross-up payments, to the extent required pursuant to the terms of Exhibit A to the Employment Agreement, which is expressly incorporated herein. Such payments, if required, will be made no later than the end of the taxable year in which the Executive remits the underlying taxes. This Agreement is intended to comply with Section 409A of the Code (to the extent applicable) and the Company agrees to interpret, apply and administer this Agreement in the least restrictive manner necessary to comply with such requirements and without resulting in any diminution in the value of payments or benefits to the Executive. For purposes of Section 409A of the Code, the right to a series of installment payments under this Agreement shall be treated as a right to a series of separate payments, and the payments of severance compensation paid under Section 2 of this Agreement shall be considered payments upon an involuntary termination under a "separation pay plan" within the meaning of Treas. Reg. Section 1.409A-1(b)(9)(iii).

     13. Severability. If any provision of this Agreement is held to be invalid, illegal or unenforceable, in whole or part, such invalidity will not affect any otherwise valid provision, and all other valid provisions will remain in full force and effect.

     14.   Counterparts.   This  Agreement  may  be  executed  in  two  or  more
counterparts, each of which will be deemed an original, and all of which together will constitute one document.

     15. Titles. The titles and headings preceding the text of the paragraphs and subparagraphs of this Agreement have been inserted solely for convenience of reference and do not constitute a part of this Agreement or affect its meaning, interpretation or effect.

     16. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Texas (except that no effect shall be given to any conflicts of law principles thereof that would require the application of the laws of another jurisdiction)

     17. Arbitration. Any dispute or controversy arising under or in connection with this Agreement shall be settled exclusively by final and binding arbitration in Houston, Texas, in accordance with the Employment Arbitration Rules of the American Arbitration Association ("AAA"). The arbitrator shall be selected by mutual agreement of the parties, if possible. If the parties fail to reach agreement upon appointment of an arbitrator within thirty days following receipt by one party of the other party's notice of desire to arbitrate, the arbitrator shall be selected from a panel or panels of persons submitted by the AAA. The selection process shall be that which is set forth in the AAA Employment Arbitration Rules then prevailing, except that, if the parties fail to select an arbitrator from one or more panels, AAA shall not have the power to make an appointment but shall continue to submit additional panels until an arbitrator has been selected. This agreement to arbitrate shall not preclude the parties from engaging in voluntary, non-binding settlement efforts including mediation.

     18.   Counterparts.   This  Agreement  may  be  executed  in  one  or  more
counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.



                                  [END OF PAGE]

                  IN WITNESS WHEREOF, the parties have executed this Agreement on __________________, 2007, but effective as of the date and year first above written.


                                     MOMENTUM BIOFUELS, INC.



                                     By:______________________________
                                     [Name]
                                     [Title]


                                     EXECUTIVE


                                     _________________________________
                                     Stuart C. Cater

                                  ATTACHMENT A

                             MOMENTUM BIOFUELS, INC.
                   AMENDED AND RESTATED OPTION AWARD AGREEMENT

                  This award agreement (the "Agreement") is entered into as of October 19, 2007, by and between Momentum Biofuels, Inc., formerly known as Tonga Capital Corporation (the "Company"), and Stuart C. Cater (the "Optionee"). This Agreement amends and restates, and supersedes and replaces, the terms of the option awarded as of April 20, 2007, pursuant to Exhibit A to the Employment Agreement by and among the Company and Optionee.

                  Grant; Exercise Price: The Company has granted Optionee a right (the "Option") to purchase from the Company up to 375,000 shares of common stock of the Company ("Common Stock") at $1.00 per share (the "Exercise Price"), which is not less than the fair market value of a share of common stock as of the grant date. The number of shares of Common Stock subject to the Option and the Exercise Price are subject to adjustment as provided in Section 7.

                  Vesting and Exercise of Option: This Option is fully vested and exercisable as of October 17, 2007.

                  Termination  of  Option:   Notwithstanding  anything  in  this
Agreement to the contrary, this Option shall terminate and be of no further force and effect on April 20, 2012.

                  Notice of Exercise and Payment: Once the Option has become exercisable, the Optionee may purchase shares of Common Stock pursuant to this Agreement by (i) giving written notice to the Company of the number of shares of Common Stock which are to be purchased provided that such number does not exceed the number of shares of Common Stock which the Optionee is entitled to purchase at such time pursuant to this Agreement and (ii) delivering a cashier's check or money order or, at the option of the Optionee, shares of Common Stock theretofore owned by such Optionee for at least six months (or any combination of cashier's check, money order or such Common Stock), in an amount equal to the Exercise Price multiplied by the number of shares of Common Stock which are to be purchased. For purposes of determining the amount, if any, of the Exercise Price satisfied by payment in Common Stock, such Common Stock shall be valued at its fair market value on the date of exercise. Any Common Stock delivered in satisfaction of all or a portion of the purchase price shall be appropriately endorsed for transfer and assignment to the Company. If the Company adopts a broker-assisted cashless exercise program for options issued to executive officers, the Company agrees to make such program available to Optionee with respect to the Option.

                  Delivery of Common Stock by the Company: As soon as practicable after receipt of all items referred to in Section 4, and subject to the withholding referred to in Section 8, the Company shall deliver to Optionee certificates issued in Optionee's name for the number of shares of Common Stock purchased by exercise of the Option. If delivery is by mail, delivery of shares of Common Stock shall be deemed effected for all purposes when the Company or a stock transfer agent of the Company shall have deposited the certificates in the United States mail, addressed to Optionee. The Optionee shall have no rights of a shareholder with respect to shares of Common Stock subject to the Option unless and until such time as the Option has been exercised and ownership of such shares of Common Stock has been transferred to the Optionee

                  Assignability: The Option granted under this Agreement shall not be sold, transferred, pledged, assigned or otherwise alienated or hypothecated by the Optionee, and during the lifetime of the Optionee, the Option shall be exercisable only by him, or, if the Optionee becomes mentally incapacitated, the Option shall be exercisable by his guardian or legal representative. Any attempted assignment or transfer in violation of this Section shall be null and void. Upon the Optionee's death, the personal representative or other person entitled to succeed to the rights of the Optionee (the "Successor Optionee") may exercise such rights. A Successor Optionee must furnish proof satisfactory to the Company of his or her right to exercise the Option under the Optionee's will or under the applicable laws of descent and distribution.

                  Adjustments:

                  The existence of this Option shall not affect in any manner the right or power of the Company or its shareholders to make or authorize any or all adjustments, recapitalization, reorganizations or other changes in the ownership of the Company or its business or any merger or consolidation of the Company, or any issue of bonds, debentures, or other obligations, or the dissolution or liquidation of the Company, or any sale or transfer of all or any part of its assets or business, or any other corporate act or proceeding of any kind, whether or not of a character similar to that of the acts or proceedings enumerated above.

                  In the event of any stock distribution or split, recapitalization, extraordinary dividend, merger, consolidation, combination or exchange of shares or similar change, or upon the occurrence of any other similar event that the Board of Directors, in its sole discretion, deems appropriate, the (i) the number of shares of Common Stock purchasable under this Option, (ii) the Exercise Price, and (iii) any other determinations shall be adjusted as the Board of Directors deems appropriate; provided, however, that (i) the parties to this Agreement intend that any such adjustment shall only be made to the extent that it will not result in accelerated taxation or the imposition of an excise tax under Section 409A of the Internal Revenue Code of 1986, as amended, and the relevant regulations and other guidance that may be issued thereunder and (ii) such adjustments shall be designed to preserve, without increasing or decreasing, the value of the Option and shall be consistent with the treatment of shares of Common Stock not subject to this Option.

                  Withholding: The Company may require the Optionee to remit to the Company an amount sufficient to satisfy federal, state, local and other withholding tax requirements, as a condition to the purchase by the Optionee of shares of Common Stock pursuant to this Agreement. The Optionee may pay all or any portion of the taxes required to be withheld by the Company or paid by the Optionee in connection with the exercise of all or any portion of this Option by delivering cash, or by electing to have the Company withhold shares of Common Stock, or by delivering previously owned shares of Common Stock, having a fair market value equal to the amount required to be withheld or paid.

                  Securities Law Restrictions: The Company shall use commercially reasonable efforts to register the shares of Common Stock subject to the Option pursuant to the Securities Act of 1933 on Form S-8 or on such other form as may be available. Until the Option and shares of Common Stock covered by this Agreement have been registered under the Securities Act of 1933, as amended, the Optionee may be required by the Company to give a representation in writing in form and substance satisfactory to the Company to the effect that he is acquiring such shares of Common Stock for his own account for investment and not with a view to, or for sale in connection with, the distribution of such shares of Common Stock or any part thereof.

                  Notices: Notice or other communication to the Company with respect to this Option, including the notice of exercise, must be made by registered or certified United States mail, postage prepaid or by hand delivery or otherwise, to Momentum Biofuels, Inc., Attn: Chairman of the Board, 2600 S. Shore Blvd., Suite 100, League City, TX 77573, Attention:
Chairman of the Board.

                  Notwithstanding the foregoing, in the event that the address of the Company is changed, any such notice shall instead be made pursuant to the foregoing provisions at the Company's current address.

                  Any notices provided for in this Agreement shall be given in writing and shall be deemed effectively delivered or given upon receipt or, in the case of notices delivered by the Company to the Optionee, five days after deposit in the United States mail, postage prepaid, addressed to the Optionee at the address specified at the end of this Agreement or at such other address as the Optionee hereafter designates by written notice to the Company.

                  Governing Law: This Agreement shall be governed by and construed in accordance with the laws of the State of Texas (except that no effect shall be given to any conflicts of law principles thereof that would require the application of the laws of another jurisdiction).

                  Arbitration: In the event of any dispute, difference or question arising between the Company and Optionee in connection with this Agreement shall be governed by the dispute resolution procedures outlined in
Section 17 of the Separation Agreement between the Company and Optionee dated as of October 19, 2007.

                  Entire Agreement: Optionee and the Company hereby declare and represent that no promise or agreement not herein expressed has been made and that this Agreement contains the entire agreement between the parties hereto with respect to the Option and replaces and makes null and void any prior agreements, oral or written, between Optionee and the Company regarding the Option.

                  Right of First Refusal: Optionee hereby grants the Company a Right of First Refusal to purchase the Option, or shares purchased under the Option, which he plans to sell, upon ten days written notice, with such Notice specifying such other bona fide offer price and terms, or if such sale is proposed at market price, then the Company may purchase such shares or Option by cash tender within ten days after date of notice. If the Option is being sold by Optionee, under terms other than cash, the Company shall have the right to purchase on the same terms. Such Right of First Refusal shall extend for 5 years from date hereof, and may not be modified except in writing.

                  Counterparts: This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

                            [Signature Page Follows]

                  IN WITNESS THEREOF, the parties hereto have executed this Agreement as of the day first above written.

                                                     MOMENTUM BIOFUELS, INC.



                                                     By:
                                                                    Name:
                                                                    Title:

                                                     OPTIONEE



                                                     Stuart C. Cater
                                                     14606 Decker Drive
                                                     Magnolia, TX 77355